As filed with the Securities and Exchange Commission on December 20, 1996.

                                               Registration No. 333-____________



            ========================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                                    --------

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          BOWMAR INSTRUMENT CORPORATION
                          -----------------------------
             (Exact name of registrant as specified in its charter)


          Indiana                                              35-0905052
          -------                                              ----------
(State or other jurisdiction                                (I.R.S. Employer
of incorporation)                                          Identification No.)


                        5080 North 40th Street, Suite 475
                             Phoenix, Arizona 85018
                             ----------------------
                    (Address of Principal Executive Offices)

                          BOWMAR INSTRUMENT CORPORATION
                            1994 FLEXIBLE STOCK PLAN
                      ------------------------------------
                            (Full Title of the Plan)

                           Thomas K. Lanin, President
                          Bowmar Instrument Corporation
                        5080 North 40th Street, Suite 475
                             Phoenix, Arizona 85018
                         -------------------------------
                     (Name and address for agent of service)


                                 (602) 957-0271
                           ---------------------------
                        (Telephone number, including area
                           code, for agent of service)

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

     Title of                         Proposed        Proposed         Amount
    Securities        Amount           maximum         maximum           of
       to be           to be       offering price     aggregate     registration
    registered     registered(1)/    per share(2)/  offering price      fee
--------------------------------------------------------------------------------
Common Stock,         300,000           $1.625        $487,500.00      $147.73
stated value $.10
per share

--------------------------------------------------------------------------------

Approximate date of proposed commencement of sales pursuant to the Plan: Upon exercise of stock options after the effective date of this Registration Statement.

                            -------------------------

         (1)/ Includes such additional indeterminate number of shares as may be issuable pursuant to the antidilution provisions of the Plan.

         (2)/ Calculated in accordance with the provisions of Rule 457(c) using the average of the high and low sales price of the Registrant's Common Stock as reported on the American Stock Exchange on December 17, 1996.

                                  INTRODUCTION
                                  ------------

                  This Registration Statement on Form S-8 is filed by Bowmar Instrument Corporation (the "Corporation") relating to 300,000 shares of its Common Stock, without par value (stated value $.10 per share) ("Common Stock"), issuable pursuant to the Bowmar Instrument Corporation 1994 Flexible Stock Plan. The contents of the Corporation's Registration Statement on Form S-8 (File No. 33-62247), as filed with the Securities and Exchange Commission (the "Commission") on August 30, 1995, are incorporated herein by reference.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

Item 1.           Plan Information.

                  Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I of Form S-8.


Item 2.           Registrant Information and Employee Plan Annual Information.

                  Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.           Exhibits

                  Exhibit No.                           Description
                  -----------                           -----------

                  5 Opinion of Counsel (relating to legality of securities being registered).

                  24.1             Consent of Independent Accountants.

                  24.2 Consent of Counsel (included in Exhibit 5 hereto).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 20th day of December, 1996.

                                        BOWMAR INSTRUMENT CORPORATION


                                        By /s/ Thomas K. Lanin
                                           -------------------
                                         Thomas K. Lanin
                                         President


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                 Title                         Date
    ---------                 -----                         ----


/s/ Thomas K. Lanin       President and Director       December 20, 1996
-------------------
Thomas K. Lanin


/s/ Joseph G. Warren Jr.  Vice President Finance,      December 20, 1996
------------------------  Secretary, Treasurer, Chief
Joseph G. Warren, Jr.     Financial and Accounting
                          Officer


/s/ Edward A. White       Chairman of the Board        December 20, 1996
-------------------       and Director
Edward A. White


/s/ Fred N. Gerard        Director                     December 20, 1996
------------------
Fred N. Gerard


/s/ Steven P. Matteucci   Director                     December 20, 1996
-----------------------
Steven P. Matteucci


/s/ Dan L. McGurk         Director                     December 20, 1996
-----------------
Dan L. McGurk


/s/ Thomas M. Reahard     Director                     December 20, 1996
----------------------
Thomas M. Reahard